The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segment	FY13					FY14					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning (1)	4%	13%	1%	-4%	3%	0%	3%	-5%	0%	-1%	Q4 flat volume driven by lower shipments of Clorox® disinfecting wipes and Clorox 2®, offset by higher shipments of cleaning products in the Home Care and Professional Products businesses.
Household	-7%	1%	-4%	-1%	-3%	2%	-1%	5%	-2%	1%	Q4 volume decrease driven by lower shipments of Glad® trash products, and lower shipments of cat litter products, partially offset by higher shipments of charcoal products.
Lifestyle	-1%	7%	1%	0%	2%	4%	-1%	-1%	2%	1%	Q4 volume increase driven by higher shipments of Burt’s Bees® products.
International	-2%	-3%	1%	-6%	-2%	0%	2%	1%	1%	1%	Q4 volume increase driven by higher shipments in Europe and Asia, partially offset by lower shipments in Venezuela.
Total Company	-1%	5%	0%	-3%	0%	1%	1%	-1%	0%	0%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

The Clorox Company

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segment	FY13					FY14					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning (1)	8%	15%	2%	-1%	5%	1%	2%	-4%	-1%	0%	Q4 variance between volume and sales driven by increased trade-promotion spending.
Household	-3%	7%	-1%	2%	1%	5%	-1%	4%	-2%	1%	Q4 variance flat between volume and sales.
Lifestyle	1%	8%	2%	2%	3%	5%	0%	-3%	2%	1%	Q4 variance flat between volume and sales.
International	3%	3%	2%	-1%	2%	-3%	1%	-6%	-8%	-4%	Q4 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	3%	9%	1%	0%	3%	2%	0%	-2%	-2%	-1%

(1)	The Cleaning reportable segment includes the December 2011 acquisitions of HealthLink and Aplicare, Inc.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY12	FY13					FY14
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+160	+170	+190	+150	+150	+160	+180	+150	+140	+110	+140
Price Changes	+220	+160	+120	+110	+120	+120	+80	+70	+80	+80	+80
Market Movement (commodities)(1)	-220	-10	-10	-20	-20	-20	-110	-140	-120	-110	-120
Manufacturing & Logistics (1)	-180	-70	-200	-250	-140	-170	-140	-120	-120	-240	-160
All other	-120	-140	-	-10	+20	-10	-10	-20	-10	-10	-10
Change vs prior year	-140	+110	+100	-20	+130	+80	-	-60	-30	-170	-70
Gross Margin (%)	42.1%	42.9%	42.5%	42.1%	44.0%	42.9%	42.9%	41.9%	41.8%	42.3%	42.2%

(1)	Market Movement (commodities) beginning in Q1 FY13 includes the change in the cost of diesel fuel. In FY12, the change in the cost of diesel fuel is included in Manufacturing & Logistics.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2014

Working Capital Update

	Q4
	FY 2014 ($ millions)	FY 2013 ($ millions)	Change ($ millions)	Days (5) FY 2014	Days (5) FY 2013	Change
Receivables, net	$546	$580	-$34	33	33	-
Inventories, net	$386	$394	-$8	43	44	-1
Accounts payable (1)	$440	$413	+$27	46	45	+1
Accrued liabilities	$472	$490	-$18
Total WC (2)	$146	$189	-$43
Total WC % net sales (3)	2.4%	3.1%
Average WC (2)	$217	$219	-$2
Average WC % net sales (4)	3.6%	3.5%

Receivables: Decrease driven by timing of receipts and lower sales.

Accounts payable: Increase driven by timing of payments.

Accrued liabilities: Decrease driven by lower current year incentive compensation accruals.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter and year ended June 30, 2014

Capital expenditures for the fourth quarter were $50 million versus $60 million in the year-ago quarter (fiscal year 2014 = $138).

Depreciation and amortization for the fourth quarter was $47 million versus $46 million in the year-ago quarter (fiscal year 2014 = $180).

Net cash provided by continuing operations in the fourth quarter was $337 million, or 22 percent of sales (fiscal year 2014 = $771 or 14 percent of sales)

The Clorox Company

Supplemental Information – Fiscal Year Free Cash Flow Reconciliation

	Fiscal Year 2014	Fiscal Year 2013
Net cash provided by continuing operations – GAAP	$771	$777
Less: Capital expenditures	138	194
Free cash flow – non-GAAP (1)	$633	$583
Free cash flow as a percent of sales – non-GAAP (1)	11.3%	10.4%

Net sales	$5,591	$5,623

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non- discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company
Reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2013					FY 2014

	Q1 9/30/12	Q2 12/31/12	Q3 3/31/13	Q4 6/30/13	FY 6/30/13	Q1 9/30/13	Q2 12/31/13	Q3 3/31/14	Q4 6/30/14	FY 6/30/14
Earnings from continuing operations
before income taxes	$194	$188	$202	$269	$853	$208	$181	$214	$258	$861
Interest income	-	(1)	(1)	(1)	(3)	(1)	-	(1)	(1)	$(3)
Interest expense	33	33	30	26	122	26	26	25	26	103
EBIT (1)(3)	227	220	231	294	972	233	207	238	283	961
EBIT margin (1)(3)	17.0%	16.6%	16.3%	19.0%	17.3%	17.1%	15.6%	17.2%	18.7%	17.2%
Depreciation and amortization	44	46	46	46	182	44	45	44	47	180
EBITDA (2)(3)	$271	$266	$277	$340	$1,154	$277	$252	$282	$330	$1,141
EBITDA margin (2)(3)	20.3%	20.1%	19.6%	22.0%	20.5%	20.3%	18.9%	20.3%	21.8%	20.4%
Net sales	$1,338	$1,325	$1,413	$1,547	$5,623	$1,364	$1,330	$1,386	$1,511	$5,591
Total debt (4)					$2,372	$2,456	$2,512	$2,564	$2,313	$2,313
Debt to EBITDA (3)(5)					2.1	2.1	2.2	2.2	2.0	2.0

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.

(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.

(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters. The Company calculates debt to Adjusted EBITDA for compliance with its debt covenants using Adjusted EBITDA for the trailing four quarters, as contractually defined.

The Clorox Company Updated: 8-1-14
U.S. Retail Pricing Actions from CY2009 - CY2014

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up®, Formula 409®, and Clorox® Disinfecting
Bathroom spray cleaners	+5%	March 2013
Green Works® cleaners	+21%	July 2014
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012
Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013

Notes:
• Individual SKUs vary within the range.
• This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.

The Clorox Company

Reconciliation of Economic Profit (1) (Unaudited)

Dollars in millions and all calculations based on rounded numbers

	FY14	FY13	FY12
Earnings from continuing operations before income taxes	$861	$853	$791

Noncash restructuring-related and asset impairment costs	-	-	4

Interest expense	103	122	125

Earnings from continuing operations before income taxes, noncash restructuring-
related and asset impairment costs and interest expense	$964	$975	$920

Income taxes on earnings from continuing operations before income taxes,
noncash restructuring-related and asset impairment costs and interest expense (2)	335	319	289

Adjusted after-tax profit	$629	$656	$631

Average capital employed (3)	$2,493	$2,552	$2,544

Capital charge (4)	224	230	229

Economic profit (1) (Adjusted after-tax profit less capital charge)	$405	$426	$402

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Economic profit (EP), a non-GAAP measure, is defined by the company as earnings from continuing operations before income taxes, noncash restructuring-related and asset impairment costs, and interest expense; less an amount of tax based on the effective tax rate and less a charge equal to average capital employed multiplied by the weighted-average cost of capital. Management uses EP to evaluate business performance and allocate resources, and is a component in determining management’s incentive compensation. Management believe EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.

(2)	The tax rate applied is the effective tax rate on continuing operations, which was 34.7%, 32.7% and 31.4% in fiscal years 2014, 2013 and 2012, respectively.

(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year noncash restructuring-related and asset impairment costs. Average capital employed represents the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY14	FY13	FY12
Total assets	$4,258	$4,311	$4,355
Less:
Accounts payable	440	413	412
Accrued liabilities	472	490	494
Income taxes payable	8	29	5
Other liabilities	768	742	739
Deferred income taxes	103	119	119
Non-interest bearing liabilities	1,791	1,793	1,769
Total capital employed	2,467	2,518	2,586
Noncash restructuring-related and asset impairment costs	-	-	4
Adjusted capital employed	$2,467	$2,518	$2,590
Average capital employed	$2,493	$2,552	$2,544

(4)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. The weighted-average cost of capital used to calculate capital charge was 9% for all fiscal years presented.

The Clorox Company

Calculation of Return on Invested Capital (1) (Unaudited)

Dollars in millions and all calculations based on rounded numbers

	FY14	FY13	FY12
Earnings from continuing operations before income taxes	$861	$853	$791

Interest expense	103	122	125

Earnings from continuing operations before income taxes
and interest expense	$964	$975	$916

Income taxes on earnings from continuing operations before
income taxes and interest expense (2)	$335	$319	$288

Adjusted after-tax profit	$629	$656	$628

Average invested capital (3)	$2,561	$2,710	$2,602

Return on invested capital (1)	24.6%	24.2%	24.1%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Return on invested capital (ROIC), a non-GAAP measure, is calculated as earnings from continuing operations before income taxes and interest expense, computed on an after-tax basis as a percentage of average invested capital. Management believes ROIC provides additional information to investors about current trends in the business. ROIC is a measure of how effectively the company allocates capital.

(2)	The tax rate applied is the effective tax rate on continuing operations, which was 34.7%, 32.7% and 31.4% in fiscal years 2014, 2013 and 2012, respectively.

(3)	Average invested capital represents a five quarter average of total assets less non-interest bearing liabilities.

(Amounts shown below are five quarter averages)	FY14	FY13	FY12
Total assets	$4,326	$4,488	$4,254
Less: non-interest bearing liabilities	(1,765)	(1,778)	(1,652)
Average invested capital	$2,561	$2,710	$2,602